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                                         EXHIBIT 11
                                      PG&E CORPORATION
                          COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                         Three Months Ended March 31,
                                                       ----------------------------------
(in millions, except per share amounts)                       2000           1999
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

BASIC EARNINGS PER SHARE (EPS) (1)
Earnings available for common stock                         $    280      $    171
                                                            ========      ========
Average common shares outstanding                                361           373
                                                            ========      ========
Basic EPS                                                   $    .78      $    .46
                                                            ========      ========

DILUTED EARNINGS PER SHARE (EPS) (1)

Earnings available for common stock                         $    280      $    171
Less: assumed cash settlement of forward
  contract that may be settled in Company
  stock or cash                                                    -            19
                                                            --------      --------
Earnings available for common stock as
  adjusted                                                       280           152
                                                            ========      ========



Average common shares outstanding                                361           373
Add: outstanding options, reduced by the
  number of shares that could be
  repurchased with the proceeds from
  such exercise (at average market price)                          1             2
                                                            --------      --------
Average common shares outstanding as
  adjusted                                                       362           375
                                                            ========      ========
Diluted EPS                                                 $    .77      $    .40
                                                            ========      ========

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
(1)  This presentation is submitted in accordance with Item 601(b)(11) of Regulation S-K and
Statement of Financial Accounting Standards No. 128.
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